UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 6, 2020
METLIFE, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-15787			13-4075851
(Commission File Number)			(IRS Employer Identification No.)

200 Park Avenue,	New York,	NY	10166-0188
(Address of Principal Executive Offices)			(Zip Code)
(212) 578-9500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MET	New York Stock Exchange
Floating Rate Non-Cumulative Preferred Stock, Series A, par value $0.01	MET PRA	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.625% Non-Cumulative Preferred Stock, Series E	MET PRE	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.75% Non-Cumulative Preferred Stock, Series F	MET PRF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02 Results of Operations and Financial Condition.
On May 6, 2020, MetLife, Inc. issued (i) a news release announcing its results for the quarter ended March 31, 2020 (the “Earnings Release”), a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, and (ii) a Quarterly Financial Supplement for the quarter ended March 31, 2020 (the “Quarterly Financial Supplement”), a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The Earnings Release and the Quarterly Financial Supplement are furnished and not filed pursuant to instruction B.2 of Form 8-K.
Item 7.01 Regulation FD Disclosure.
On May 6, 2020, MetLife, Inc. issued a supplemental slide presentation for the quarter ended March 31, 2020 (the “Supplemental Slides”), a copy of which is attached hereto as Exhibit 99.3 and is incorporated herein by reference. The slides highlight information in MetLife, Inc.’s Earnings Release and Quarterly Financial Supplement, and provide certain outlook information for the quarter ending June 30, 2020. The Supplemental Slides are furnished and not filed pursuant to instruction B.2 of Form 8-K.
Item 8.01 Other Events.
As used herein, “MetLife,” the “Company,” “we,” “our” and “us” refer to MetLife, Inc., a Delaware corporation incorporated in 1999, its subsidiaries and affiliates.

Risk Factors
The following should be read in conjunction with, and supplements and amends, the factors that may affect MetLife, Inc.’s business or operations described under “Risk Factors” in Part I, Item 1A, of MetLife, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019 (the "2019 Annual Report").

The Course of the Novel Coronavirus (COVID-19) Pandemic, and Responses to it, Are Uncertain and Difficult to Predict, but Have Adversely Affected and May Continue to Adversely Affect Our Business, Results of Operations, and Financial Condition.
Major public health issues, including the novel coronavirus COVID-19 pandemic (the "COVID-19 Pandemic"), have caused and may continue to cause a large number of illnesses and deaths. Various government bodies in any number of jurisdictions, their representatives, regulators, executive branch officials, legislators, courts, employee representatives, arbitrators, mediators and other persons exercising governmental, political, or related authority or influence (collectively, "Authorities") and other organizations may not effectively respond to the spread and severity of the COVID-19 Pandemic, and their actions and the resulting impacts are unpredictable. The ultimate spread, duration, and severity of the COVID-19 Pandemic, and of Authorities' actions to address it, are uncertain, and may persist. Adverse conditions may worsen over time. Actions to respond to the COVID-19 Pandemic have reduced and altered economic activity and financial markets. New information about the severity and duration of the COVID-19 Pandemic or other public health issues, and Authorities’, businesses’, and societal reactions to that information, may increase the severity or duration of the COVID-19 Pandemic and its effects.
The COVID-19 Pandemic, and its effect on financial markets, have adversely affected our investment portfolio (and, specifically, increased the risk of defaults, downgrades and volatility in the value of the investments we hold, and lowered variable investment income and returns) and may continue to do so. Market volatility may slow or prevent us from reacting to market events as effectively as we otherwise could. When we sell our investment holdings, we may not receive the prices we seek, and may sell at a price lower than our carrying value, due to reduced liquidity during periods of market volatility or disruption, or other reasons. This may affect privately-placed fixed income securities, certain derivative instruments, mortgage or other loans, direct financing and leveraged leases, other limited partnership interests, tax credit and renewable energy partnerships and real estate equity, including real estate joint ventures and funds. Borrowers may delay or fail to pay principal and interest when due, and Authorities may delay or place a moratorium on foreclosures or otherwise impair enforcement actions, affecting the value of our mortgage investments, mortgage-backed securities, and other investments, and the cash flows they produce. Market volatility has also significantly increased credit spreads and may continue to do so, which may increase our borrowing costs and decrease product fee income.
Low, zero or negative interest rates, yields, returns, reduced liquidity and a continued slowdown in U.S. or global economic conditions, and COVID-19 Pandemic-related actions, have adversely affected the values and cash flows of assets in our investment portfolio and may continue to do so, especially if prolonged. Such conditions, whether due to the COVID-19 Pandemic or efforts to counter it or its impact, may make any of the effects we have described for low interest rates, yields, and returns more severe. Conversely, Authorities' actions, including activity by the U.S. Federal Reserve and other central banks, in response to the COVID-19 Pandemic could cause inflation to be higher than we expected, which could require us to strengthen certain reserves.

We have built, and may continue to build, our cash and other liquid assets beyond the range we anticipated before the COVID-19 Pandemic. As a result, we may have less capital to devote to other uses, such as innovation, acquisitions, development, return of capital to shareholders, or other uses. In addition, Authorities may limit the dividends that our operating companies may distribute to holding companies, limiting the capital available for a variety of purposes at the holding companies.
Market dislocations, decreases in observable market activity, or unavailability of information, may restrict our access to key inputs used to derive certain estimates and assumptions made in connection with financial reporting or otherwise. As a result, the variability of our financial statement balances, estimates and assumptions we use to run our business may increase, and their reliability decrease.
The COVID-19 Pandemic has increased, and may continue to increase, claims under many of our policies (for example, life, disability, long-term care, and supplemental health products) and our resulting costs. Beginning in the second quarter of 2020, the impact on claims in each quarter may be far greater than in prior quarters. In addition, an increased number of policyholders and contractholders may have less income or assets, and so may have difficulty paying premiums and fees. Authorities may require (or suggest) “no lapse” in policy coverage for uncertain or prolonged periods of time, regardless of whether we receive premiums or are able to assess fees against policyholder account balances. Legal and regulatory responses to the COVID-19 Pandemic and related public health issues may also include the extension of insurance coverage beyond our policy or contract language, and/or changes to insurance policy conditions such as premium grace periods, suspension of cancellations, and extensions of proof of loss deadlines. Authorities may also purport to change policy coverage, including retroactively, exposing us to risks and costs we were unable to foresee or underwrite. We may also voluntarily (or in response to requirements, guidance, or pressure) adopt customer accommodations, such as waiving exclusions, forgoing rate increases or implementing lower rate increases than we would otherwise, relaxation of claim documentation requirements, premium credit, or accommodations for customers experiencing economic or other distress as a result of the COVID-19 Pandemic. Our New York regulator's annual letters on Special Considerations that affect year-end asset adequacy testing may impose unforeseen assumptions or requirements that require us to increase or release reserves, which could affect our statutory capital and surplus.
Our cost of reinsurance for policies could increase, and we may find reinsurance unavailable. Reinsurers may dispute, or seek to reduce or eliminate, coverage on policies as a result of any changes to policies or practices we make as a result of the COVID-19 Pandemic.
Policyholders may change their behavior in unexpected ways. For example, policyholders and contractholders seeking sources of liquidity due to COVID-19 Pandemic-related economic uncertainty and increased unemployment may withdraw or surrender at greater rates than we expected. They may also change their premium payment practices, exercise product options, or take other actions as a result of the COVID-19 Pandemic and Authorities' efforts to respond to it.
We have incurred, and may continue to incur, increased administrative expenses as a result of the COVID-19 Pandemic and Authorities' efforts to respond to it. These conditions may affect our employees, agents, brokers and distribution partners, as well as the workforces of our vendors, service providers and counterparties. We may have difficulties conducting our business, including in selling our products, such as those traditionally sold in person. We may find it difficult or impossible to obtain required or appropriate signatures from our representatives, customers, or others for a variety of purposes, including property title-related or other filings with Authorities, increasing the uncertainties and risks from various transactions, such as product sales, regulatory matters, or real estate-related transactions. We may face increased workplace safety costs and risks, lose access to critical employees, and face increased employment-related claims and employee-relations challenges, each of which may increase when our employees begin to return to our workplaces. Any of the third parties to whom we outsource certain critical business activities may fail to perform as a result of the COVID-19 Pandemic or claim that it cannot perform due to a force majeure.
Our risk management, contingency, and business continuity plans may not adequately protect our operations. Extended periods of remote work arrangements and other unusual business conditions and circumstances as a result of the COVID-19 Pandemic could strain our business continuity plans, introduce operational risk, increase our cybersecurity risks, and impair our ability to manage our business. The frequency and sophistication of attempts at unauthorized access to our technology systems and fraud may increase, and COVID-19 Pandemic conditions may impair our cybersecurity efforts and risk management. Our efforts to prevent money-laundering or other fraud, whether due to limited abilities to "know our customers," strains on our programs to avoid and deter foreign corrupt practices, or otherwise, may increase our compliance costs and risk of violations.
The COVID-19 Pandemic could affect our internal controls over financial reporting. We have developed, and may continue to develop, new and less-seasoned processes, procedures, and controls to respond to changes in our business environment. If any employees who are key to our controls become ill from the COVID-19 Pandemic and are unable to work, this may affect our ability to operate our internal controls.
Authorities may delay, or consider delaying, implementing legal or regulatory changes, increasing uncertainty and creating the potential for later, rapid changes. Authorities may also not be able to act on other policy or regulatory priorities as a result of the COVID-19 Pandemic. The United Kingdom and the European Union may extend their trade negotiations. This could prolong the United Kingdom’s post-exit transition period beyond 2020, thereby extending its prior relationship with the European Union.
Our efforts to return excess capital to our shareholders may be challenged. For example, Authorities, investors, or media may exert pressure on us not to repurchase shares of our common stock or other securities, or prohibit us from doing so. Our use of other means to return excess capital to shareholders may be less tax-efficient than repurchases.
Any uncertainty as a result of any of these events, including but not limited to investment portfolio impact, mortality or morbidity rate changes, an increase in expenses, or policyholder behavior changes, may require us to change our estimates, assumptions, models or reserves. Authorities may not accurately report population and impact data, such as death rates, infections, morbidity, hospitalizations, or illness that we use in our estimates, assumptions, models or reserves.
Any of the direct or indirect effects of the COVID-19 Pandemic may cause litigation or regulatory, investor, media, or public inquiries. Our costs to manage and effectively respond to these matters, and to address them in settlement or other ways, may increase.
Any of the events described above have adversely affected, may continue to adversely affect, or may yet adversely affect the global economy, global financial markets, our business, our results of operations, or our financial condition. These events could also cause, contribute to, or exacerbate the risks and uncertainties we described in our 2019 Annual Report.

Consolidated Company Outlook
The following information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Executive Summary - Consolidated Company Outlook” included in the 2019 Annual Report. There have been no material changes to our consolidated company outlook from that previously discussed in the 2019 Annual Report except as noted below.
We are closely monitoring developments relating to the COVID-19 Pandemic and assessing its impact on our business. The COVID-19 Pandemic has had a major impact on the global economy and financial markets. Governments and businesses have taken numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, social distancing, shelter in place or total lock down orders, and business limitations and shutdowns. These measures have disrupted and will continue to disrupt business activity and have resulted in economic slowdown and significant volatility in the financial markets, to which central banks around the world are responding with unprecedented fiscal and monetary policies. The COVID-19 Pandemic and these actions have significantly increased economic uncertainty and reduced economic activity. In addition, a prolonged low, zero, or negative interest rate environment remains possible. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Industry Trends - Impact of a Sustained Low Interest Rate Environment” included in the 2019 Annual Report for discussion of the mitigating actions the Company has taken to reduce interest rate sensitivity as market interest rates are a key driver of our results.
We have implemented risk management and business continuity plans and taken preventive measures and other precautions, such as employee business travel restrictions and remote work arrangements which, to date, have enabled us to maintain our critical business processes, customer service levels, relationships with key vendors, financial reporting systems, internal controls over financial reporting and disclosure controls and procedures.
Events related to the COVID-19 Pandemic could materially adversely affect our business operations, investment portfolio, financial results or financial condition. We will continue reviewing accounting estimates, asset valuations and various financial scenarios for capital and liquidity; however, in light of evolving health, economic, social, regulatory, and other factors, the potential impact of the COVID-19 Pandemic and actions taken in response to it on our business operations, investment portfolio, financial results and financial condition remains uncertain.
During the first quarter of 2020, MetLife, Inc. proactively raised $2.0 billion from the capital markets ($1.0 billion of preferred stock and $1.0 billion of senior debt), providing us with additional capital flexibility in dealing with cash flow volatility related to the current environment, as well as demonstrating our ongoing access to capital markets. As of March 31, 2020, we had $5.3 billion of cash and liquid assets at the holding companies.
Our capital stress testing and longstanding commitment to liquidity, position us to withstand the current crisis. We do not expect any material liquidity deficiencies, and we expect to remain able to comply with the financial covenants of our credit agreements.

As noted in our 2019 Annual Report, we expected (i) the average annual ratio of free cash flow to adjusted earnings over the two-year period of 2020 and 2021 to be 65% to 75%, assuming interest rates follow the observable forward yield curves, as of December 31, 2019, including a 10-year U.S. Treasury rate between 1.5% and 4.5%, and (ii) to generate approximately $20.0 billion of free cash flow over the next five years. However, with recent macroeconomic changes and significant equity market volatility, our ability to meet these targets could be challenged. Assuming (i) interest rates follow the observable forward yield curves as of March 31, 2020, including a 10-year U.S. Treasury rate of 0.67% at March 31, 2020, 0.82% at December 31, 2020 and 0.96% at December 31, 2021, (ii) a 20% S&P 500 equity index decline for the full year 2020, and (iii) a 5% S&P 500 equity index increase for the full year 2021, we expect the average annual ratio of free cash flow to adjusted earnings over the two-year period of 2019 and 2020 to be 65% to 75%. Over the two-year period of 2020 and 2021, our average annual ratio of free cash flow to adjusted earnings could be 40% to 60% reflecting the impact of regulatory cash flow testing on our New York domiciled insurance entity, Metropolitan Life Insurance Company, and the related impact of COVID-19 on investment credit losses.
We continue to target an adjusted return on equity, excluding accumulated other comprehensive income (“AOCI”) other than foreign currency translation adjustments (“FCTA”) of 12% to 14% over the near-term under non-recessionary market conditions. However, with recent macroeconomic changes and significant equity market volatility, and assuming (i) interest rates follow the observable forward yield curves as of March 31, 2020, including our updated ranges for the 10-year U.S. Treasury rates noted above, (ii) a 20% S&P 500 equity index decline for the full year 2020, and (iii) our expectation of high single digit to low double digit negative private equity returns in the second quarter of 2020 decreasing our variable investment income, we would expect to be below the low end of this range in 2020. This target range of 12% to 14% also included the completion of restructuring charges related to our unit cost improvement program which, as we noted in our 2019 Annual Report, is expected to result in an approximately $900 million of pre-tax expense margin expansion in 2020, or approximately a 12.3% direct expense ratio, excluding total notable items related to direct expenses and pension risk transfers, in 2020. We remain committed to achieving this direct expense ratio in 2020 while creating additional capacity to fund over $1.0 billion in incremental technology and innovative investments to accelerate our growth over the next five years or to manage expense margins in more challenging environments.
Furthermore, we remain fully committed to our Next Horizon Strategy, which was introduced at our December 2019 Investor Day.
Our outlook relies on the accuracy of our assumptions about future economic and business conditions, which can be affected by known and unknown risks and other uncertainties, such as those posed by the COVID-19 Pandemic. Due to the evolving and highly uncertain nature of the COVID-19 Pandemic, we are continually reviewing our assumptions, implementing plans, and taking precautions. As we obtain more information regarding the effects of the COVID-19 Pandemic, the effect and efficacy of efforts taken to respond to it, and the impact of these events on our business operations, investment portfolio, financial results and financial condition, we may revise our outlook. Additional guidance from the U.S. Treasury, the U.S. Securities and Exchange Commission or the Financial Accounting Standards Board may also require us to revise our outlook in future periods.
Forward-Looking Statements and Other Financial Information
The forward-looking statements in this Item 8.01 of MetLife’s Current Report on Form 8-K such as “will,” “continue,” “remain,” “could,” “expect,” “target” and “would” are based on assumptions and expectations that involve risks and uncertainties, including the “Risk Factors” MetLife, Inc. describes in this Item 8.01 and in its other U.S. Securities and Exchange Commission filings. MetLife’s future results could differ, and it has no obligation to correct or update any of these statements.
We refer to observable forward yield curves as of a particular date in connection with making our estimates for future results. The observable forward yield curves at a given time are based on implied future interest rates along a range of interest rate durations. This includes the 10-year U.S. Treasury rate which we use as a benchmark rate to describe longer-term interest rates used in our estimates for future results.

Item 9.01 Financial Statements and Exhibits.

99.1	News release of MetLife, Inc., dated May 6, 2020, announcing its results for the quarter ended March 31, 2020

99.2	Quarterly Financial Supplement for the quarter ended March 31, 2020

99.3	Supplemental Slides for the quarter ended March 31, 2020

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Tamara L. Schock
	Name:	Tamara L. Schock
	Title:	Executive Vice President and Chief Accounting Officer
Date: May 6, 2020